SETTLEMENT AGREEMENT WITH MUTUAL RELEASES

This Settlement Agreement with Mutual Releases (“Agreement”), made effective this 30th day of November 2017 (“Effective Date”), is by and between MagneGas Corporation (“MagneGas”), maintaining its principal place of business at 11885 44th Street N., Clearwater, Florida, and Alpha Capital Anstalt (“Alpha”), maintaining its principal place of business at Pradafant 7, LI-9490 Vaduz, Furstentum Liechtenstein.

WHEREAS, on June 27, 2016, MagneGas issued a Senior Convertible Debenture due June 27, 2021 (the “Senior Convertible Debenture”);

WHEREAS, MagneGas and Alpha entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) dated as of June 27, 2016 governing to parties’ respective rights and obligations regarding Alpha’s purchase of the Senior Convertible Debenture;

WHEREAS, a dispute has arisen in which Alpha maintains that MagneGas breached certain of its obligations, and violated certain of Alpha’s rights, under the Securities Purchase Agreement and Senior Convertible Debenture;

WHEREAS, MagneGas has denied and continues to deny the allegations Alpha has asserted against it with respect to the Securities Purchase Agreement and Senior Convertible Debenture;

WHEREAS, after having consulted with their respective counsel, MagneGas and Alpha each has independently concluded that it is in its respective best interests to settle and resolve amicably and expeditiously any and all disputes and controversies that have been or could have been raised between them as of the Effective Date;

NOW, THEREFORE, in consideration of the mutual promises exchanged herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, MagneGas and Alpha hereby memorialize their agreement as follows:

ARTICLE I.

Mutual Releases

1.1 Alpha’s Release of MagneGas. Subject to and conditioned upon receipt of the Exchange Shares (as defined below) on the terms provided herein, and other than with respect to any obligation of MagneGas or any of its corporate parents, subsidiaries and Affiliates, along with its and their former and current partners, members, principals, directors, officers, shareholders, employees, agents, attorneys, contractors, representatives, predecessors, administrators, successors and assigns (collectively the “MagneGas Persons”) set forth in this Agreement and/or the breach by any MagneGas Person of, or inaccuracy in, any representation, warranty and/or covenant given or made by any MagneGas Person as set forth in this Agreement. Alpha on behalf of itself and all of its corporate parents, subsidiaries and Affiliates, along with its and their former and current partners, members, principals, directors, officers, shareholders, employees, agents, attorneys, contractors, representatives, predecessors, administrators, successors and assigns (collectively, the “Alpha Persons”), hereby releases and discharges MagneGas and any and all of the MagneGas Persons, from liability with respect to all claims, demands, causes of action, damages, costs, expenses, accounts, contracts, agreements, promises, compensation and all other liabilities of any kind or nature whatsoever, in each case, relating in any way to any business dealing (including, without limitation, any contract or other agreement entered into) between Alpha and/or any its corporate parents, subsidiaries and Affiliates, on the one hand, and MagneGas and/or any its corporate parents, subsidiaries and Affiliates, on the other hand, that accrued through the Effective Date (but for the avoidance of doubt, not to the extent after the Effective Date).

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1.2 MagneGas’s Release of Alpha. Subject to and conditioned upon tender and receipt of the Senior Convertible Debenture as provided for below, and other than with respect to any obligation of Alpha or any Alpha Person set forth in this Agreement and/or the breach by any Alpha Person of, or inaccuracy in, any representation, warranty and/or covenant given or made by any Alpha Person as set forth in this Agreement, MagneGas, on behalf of itself and the MagneGas Persons, hereby releases and discharges Alpha and any and all of the Alpha Persons, from liability with respect to all claims, demands, causes of action, damages, costs, expenses, accounts, contracts, agreements, promises, compensation and all other liabilities of any kind or nature whatsoever, in each case, relating in any way to any business dealing (including, without limitation, any contract or other agreement entered into) between Alpha and/or any its corporate parents, subsidiaries and Affiliates, on the one hand, and MagneGas and/or any its corporate parents, subsidiaries and Affiliates, on the other hand, that accrued through the Effective Date (but for the avoidance of doubt, not to the extent after the Effective Date).

1.3 Release of Unknown Claims. With respect to the releases provided in this Agreement, each party waives and relinquishes all rights and benefits afforded by section 1542 of the California Civil Code and all other similar rules, statutes, regulations and legal principles of any applicable jurisdiction. Section 1542 of the California Civil Code provides that:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Each party further understands that the facts in respect of which it has granted a release pursuant to this Agreement may hereafter turn out to be other than or different from the facts now known or believed by each party to be true; and each party hereby accepts and assumes the risk of the facts turning out to be different and agrees that this Agreement shall be and remain in all respects effective and not subject to termination or rescission for any reason, including, but not limited to, any such difference in facts. The parties acknowledge that the provisions of this Section 1.3 were separately negotiated for, and constitute key elements of this Agreement.

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ARTICLE II.

Settlement Consideration

2.1 Exchange. On the Effective Date, pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”), Alpha shall convey, assign and transfer the Senior Convertible Debenture to MagneGas in exchange for which MagneGas shall immediately direct its transfer agent to issue 1.6 million unrestricted shares (the “Exchange Shares”) of MagneGas’s common stock, $0.001 par value (the “Common Stock”) as provided for herein (the “Exchange”).

2.2 Tender of Senior Convertible Debenture. On or prior to Effective Date, Alpha shall tender to MagneGas a copy (which may be delivered by facsimile or electronic mail) of the original certificate evidencing the Senior Convertible Debenture (or a duly executed and delivered lost debenture affidavit, in form and substance reasonably satisfactory to MagneGas) and the Senior Convertible Debenture shall be free and clear of all Liens (as defined below). On or prior to the second business day after the Effective Date, Alpha shall deliver the original certificate evidencing the Senior Convertible Debenture (or a duly executed and delivered lost debenture affidavit, in form and substance reasonably satisfactory to MagneGas) to MagneGas. Upon receipt of the Exchange Shares as provided for herein, all of Alpha’s rights under the Senior Convertible Debenture shall be extinguished. “Liens” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future; provided that “Liens” shall not include (i) any “Lien” on the Senior Convertible Debenture imposed by any MagneGas Person, (ii) any transfer restrictions imposed by any applicable law or (iii) any transfer restrictions or similar rights or obligations set forth in the Senior Convertible Debenture or any agreement ancillary thereto.

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2.3 Delivery of Exchange Shares. In exchange for the Senior Convertible Debenture, MagneGas shall credit the Exchange Shares to Alpha or its designee’s balance account with the Depository Trust Company (“DTC”) in accordance with the DTC instructions delivered by Alpha to MagneGas on or prior to the Effective Date (provided that, to the extent any such instruction is delivered after the Effective Date, such event shall not relieve MagneGas of any of its obligations hereunder). On the Effective Date, Alpha shall be deemed for all corporate purposes to have become the holder of record of the Exchange Shares, irrespective of the date such Exchange Shares are credited to the Investor’s or its designee’s balance account with DTC in accordance herewith.

2.4 Further Documentation. MagneGas and Alpha shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange on the terms provided herein.

2.5 No Short-Selling. So long as Alpha beneficially owns any of the Exchange Shares, neither Alpha nor any entity affiliated with Alpha shall, directly or indirectly, sell “short” (as defined in Regulation SHO of the 1934 Act) any securities in MagneGas.

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2.6 Leak-out. During the period commencing on the Effective Date and ending on February 28, 2018, neither Alpha nor any of its Affiliates (as defined below), collectively, shall sell, directly or indirectly, on any trading day, more than 15 percent of the daily average composite trading volume of the Common Stock as reported by Bloomberg, LP at a price per share less than $0.40 per share (subject to adjustment for any stock splits or combinations, stock dividends, recapitalizations or similar event after the date hereof). For the avoidance of doubt, the parties acknowledge and agree that there will be no restrictions on Alpha’s ability to sell shares at a price above $0.40 (subject to adjustment for any stock splits or combinations, stock dividends, recapitalizations or similar event after the date hereof). “Affiliate” means, with respect to any specified Person, (a) any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any partner, officer, director, member of such Person and any fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such Person, or (b) if such Person is a natural person, such Person’s spouse, lineal descendant (including any adopted child or adopted grandchild) or other family member, or a custodian or trustee of any trust, partnership or limited liability company for the benefit of, in whole or in part, or the ownership interests of which are, directly or indirectly, controlled by, such Person or any other member or members of such Person’s family.

ARTICLE III.

MagneGas’s Representations and Warranties

3.1 Organization, Good Standing and Qualification. MagneGas hereby represents and warrants to Alpha that MagneGas is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. MagneGas is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

3.2 Authorization. MagneGas hereby represents and warrants to Alpha that all corporate action on the part of its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of MagneGas hereunder, and the authorization of the Exchange and the issuance of the Exchange Shares, have been taken on or prior to the Effective Date.

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3.3 Valid Issuance of the Exchange Shares. MagneGas hereby represents and warrants to Alpha that Exchange Shares when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable. Subject to the truth and accuracy of Alpha’s representations set forth herein, the Exchange Shares are freely tradeable and shall not be required to bear any 1933 Act legend.

3.4 Offering. Subject to the truth and accuracy of Alpha’s representations set forth in Section 4.2 and 4.4 herein, MagneGas hereby represents and warrants to Alpha that the offer and issuance of the Exchange Shares as contemplated by this Agreement are exempt from the registration requirements of the 1933 Act and the qualification or registration requirements of state securities laws or other applicable blue sky laws. Neither MagneGas nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

3.5 Compliance With Laws. MagneGas hereby represents and warrants to Alpha that MagneGas has not violated any law or any governmental regulation or requirement which violation has had, or would reasonably be expected to have, a material adverse effect on its business, and MagneGas has not received written notice of any such violation.

3.6 Consents; Waivers. MagneGas hereby represents and warrants to Alpha that no consent, waiver, approval or authority of any nature, or other formal action, by any Person (as defined in the Securities Purchase Agreement), not already obtained, is required in connection with the execution and delivery of this Agreement by MagneGas or the consummation by MagneGas of the transactions provided for herein.

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3.7 Acknowledgment Regarding Alpha’s Purchase of Securities. MagneGas acknowledges and agrees that Alpha is acting solely in the capacity of arm’s-length purchaser with respect to this Agreement and the other documents entered into in connection herewith (collectively, the “Transaction Documents”) and the transactions contemplated hereby and that Alpha is not (a) an officer or director of MagneGas, (b) an “affiliate” of MagneGas (as defined in Rule 144 promulgated under the 1933 Act), or (c) to the knowledge of MagneGas, a “beneficial owner” of more than 10 percent of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). MagneGas further acknowledges that Alpha is not acting as a financial advisor or fiduciary of MagneGas (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby, and any advice given by Alpha or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby, is merely incidental to Alpha’s acceptance of the Exchange Shares. MagneGas further represents to Alpha that MagneGas’s decision to enter into the Transaction Documents has been based solely on the independent evaluation of MagneGas and its representatives.

3.8 No Group. MagneGas acknowledges that, to MagneGas’s knowledge, Alpha is acting independently in connection with this Agreement and the transactions contemplated hereby, and is not acting as part of a “group” as such term is defined under Section 13(d) of the 1933 Act and the rules and regulations promulgated thereunder.

3.9 Validity; Enforcement; No Conflicts. MagneGas hereby represents and warrants to Alpha that this Agreement and each Transaction Document to which MagneGas is a party have been duly and validly authorized, executed and delivered on behalf of MagneGas and shall constitute the legal, valid and binding obligations of MagneGas enforceable against MagneGas in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by MagneGas of this Agreement, each Transaction Document to which MagneGas is a party and the consummation by MagneGas of the transactions contemplated hereby will not (a) result in a violation of the organizational documents of MagneGas, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which MagneGas is a party or by which it is bound, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to MagneGas, except in the case of clause (b) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of MagneGas to perform its obligations hereunder.

3.10 Disclosure. Other than as set forth in the 8-K Filing (as defined below), MagneGas confirms that neither it nor any other Person acting on its behalf has provided Alpha or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. MagneGas understands and confirms that Alpha will rely on the foregoing representations in effecting transactions in the Exchange Shares.

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ARTICLE IV.

Alpha’s Representation and Warranties

4.1 Authorization. Alpha hereby represents and warrants to MagneGas that Alpha has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

4.2 Accredited Investor Status; Investment Experience. Alpha hereby represents and warrants to MagneGas that Alpha is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. Alpha can bear the economic risk of its investment in the Exchange Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Exchange Shares.

4.3 Reliance on Exemptions. Alpha hereby represents and warrants to MagneGas that Alpha understands that the Exchange Shares are being offered and issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that MagneGas is relying in part upon the truth and accuracy of, and Alpha’s compliance with, certain of the representations, warranties, agreements, acknowledgments and understandings of Alpha set forth herein in order to determine the availability of such exemptions and the eligibility of Alpha to acquire the Exchange Shares.

4.4 Information. Alpha hereby represents and warrants to MagneGas that Alpha and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of MagneGas and materials relating to the offer and issuance of the Exchange Shares which have been requested by Alpha. Alpha and its advisors, if any, have been afforded the opportunity to ask questions of MagneGas. Neither such inquiries nor any other due diligence investigations conducted by Alpha or its advisors, if any, or its representatives shall modify, amend or affect Alpha’s right to rely on MagneGas’s representations and warranties contained herein. Alpha understands that its investment in the Exchange Shares involves a high degree of risk. Alpha has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Exchange Shares. Alpha is relying solely on its own accounting, legal and tax advisors, and not on any statements of MagneGas or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Exchange Shares and the transactions contemplated by this Agreement.

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4.5 No Governmental Review. Alpha hereby represents and warrants to MagneGas that Alpha understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Exchange Shares or the fairness or suitability of the investment in the Exchange Shares nor have such authorities passed upon or endorsed the merits of the offering of the Exchange Shares.

4.6 Validity; Enforcement; No Conflicts. Alpha hereby represents and warrants to MagneGas that this Agreement and each Transaction Document to which Alpha is a party have been duly and validly authorized, executed and delivered on behalf of Alpha and shall constitute the legal, valid and binding obligations of Alpha enforceable against Alpha in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by Alpha of this Agreement, each Transaction Document to which Alpha is a party and the consummation by Alpha of the transactions contemplated hereby will not (a) result in a violation of the organizational documents of Alpha, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Alpha is a party, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to Alpha, except in the case of clause (b) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Alpha to perform its obligations hereunder.

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4.7 Ownership of Senior Convertible Debenture. Alpha hereby represents and warrants to MagneGas that Alpha owns and holds, beneficially and of record, the entire right, title and interest in and to the Senior Convertible Debenture free and clear of all Liens (as defined above). Alpha has full power and authority to transfer and dispose of the Senior Convertible Debenture to MagneGas free and clear of any Lien. Other than the transactions contemplated by this Agreement, there is no outstanding vote of the shareholders of Alpha or, or to the knowledge of Alpha, plan, pending proposal, or other right of any Person to acquire all or any part of the Senior Convertible Debenture.

4.8 No Consideration Paid. Alpha hereby represents and warrants to MagneGas that no commission or other remuneration has been paid by Alpha (or any of its agents or affiliates) to MagneGas related to the Exchange.

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ARTICLE V.

Covenants

5.1 Disclosure. On or before 9:30 a.m. Eastern on the first business day after the Effective Date, MagneGas shall issue a Current Report on Form 8-K (the “8-K Filing”) disclosing all material terms of the transactions contemplated hereby in form and substance that has been provided to Alpha on or prior to the Effective Date and that is reasonably acceptable to Alpha. From and after the issuance of the 8-K Filing, Alpha shall not seek any material, nonpublic information from MagneGas or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. Neither MagneGas nor any of its officers, directors, employees or agents shall provide Alpha with any material, nonpublic information regarding MagneGas from and after the filing of the 8-K Filing without the express written consent of Alpha. MagneGas shall not disclose the name of Alpha in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, MagneGas acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between MagneGas, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and Alpha or any of its affiliates, on the other hand, shall terminate.

5.2 Listing. MagneGas shall promptly secure the listing or designation for quotation (as applicable) of all of the Exchange Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as applicable) subject to official notice of issuance. MagneGas shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.2.

5.3 Holding Period. In accordance with the Legal Opinion provided or to be provided by counsel for MagneGas, for the purposes of Rule 144 of the 1933 Act, MagneGas acknowledges that the holding period of the Senior Convertible Debenture may be tacked onto the holding period of the Exchange Shares and MagneGas agrees not to take a position contrary to this Section 5.3.

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ARTICLE VI.

Miscellaneous

6.1 Entire Agreement. This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof. Except as otherwise expressly stated herein, it supersedes any and all prior agreements relating thereto. There are no other understandings or agreements between or among the parties with respect to the subject matter hereof except as otherwise set forth herein.

6.2 No Oral Modification. No condition or provision of this Agreement may be modified, waived or revised in any way except in a writing executed by the parties and referring specifically to this Agreement.

6.3 Binding Effect. This Agreement and all rights and duties set forth herein shall be binding upon and inure to the benefit of the parties hereto, as well as their respective permitted successors and assigns. Neither party hereto may assign this Agreement in whole or in part or delegate any of its obligations hereunder without the prior written consent of such other party. Any purported assignment or delegation in violation of the foregoing shall be void ab initio.

6.4 Governing Law; Venue. This Agreement and its interpretation and performance (whether in contract, tort or otherwise) shall be governed by the laws of the State of New York without giving effect to the conflict of law rules of that or any other State. For purposes of litigating any dispute that arises under or related to this Agreement, the parties hereby submit and consent to the exclusive jurisdiction of the State of New York, and agree that such litigation will be conducted exclusively in a state or federal court of competent jurisdiction located within the County of New York in the State of New York.

6.5 Partial Invalidity. In the event any provision of this Agreement is held to be contrary to or invalid under the laws of any country, state, municipality or other jurisdiction, such illegality or invalidity shall not affect in any way any of the other provisions hereof, all of which shall continue in full force and effect.

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6.6 Captions. The captions set forth in this Agreement are intended solely for the parties’ convenience and ease of reference and are not intended to modify, limit, describe or affect in any way the scope, content or intent of this Agreement.

6.7 Signatures. This Agreement may be executed simultaneously or in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. The parties agree that signatures by facsimile or PDF shall be deemed original signatures.

6.8 No Duress. The parties hereto acknowledge and agree that they have entered into this Agreement and have executed it without duress or coercion, and have done so with the full advice of counsel. Each party further acknowledges and agrees that no other party has made any representations, warranties, promises, or agreements not set forth herein and no party relies in any way on any representation, warranty, statement of fact or opinion, understanding, disclosure or non-disclosure not set forth herein in entering into this Agreement and executing it, and that no party has been induced in any way, except for the consideration, representations, warranties, statements and covenants recited herein, to enter into this Agreement.

6.9 Construction and Enforcement. The terms of this Agreement are the product of negotiations between the parties through their respective counsel, and the parties agree that those terms shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

6.10 No Waiver. The failure of any party to this Agreement to exercise and/or delay in exercising any power or right hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise of any other power or right hereunder. Further, the waiver by any party to this Agreement of any right or remedy hereunder on any occasion shall not be construed as a waiver of any such right or remedy on any future occasion.

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6.11 No Admissions. The parties’ execution of this Agreement or any of the individual terms thereof shall not be construed or otherwise deemed to be an admission or acknowledgement by any party of any wrongful or improper act or conduct, nor of any liability to any other party. This Agreement shall not be taken or used, or be deemed admissible evidence, in any action or proceeding except to enforce the terms of this Agreement.

6.12 Notices. All notices, requests, demands or other communications required or contemplated hereunder or relating hereto shall be in writing and forwarded by personal delivery, by regular first class mail, overnight delivery or email as follows and shall be deemed effective upon the earlier of (a) receipt, and (b) if sent by regular first class mail certified and/or return receipt requested, three business days from the date of mailing and if sent overnight delivery with evidence of such mailing, on the next business day:

a.	If to MagneGas:

MagneGas Corporation
11885 44th Street N.
Clearwater, FL 33762
Attn: Mr. Ermanno Santilli, CEO

with a copy (which shall not constitute notice) to:

William S. Gyves, Esq.
Kelley Drye & Warren LLP
101 Park Avenue
New York, New York 10178

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b.	If to Alpha:

Alpha Capital Anstalt
Pradafant 7, LI-9490 Vaduz
Furstentum Liechtenstein
Attn: Mr. Konrad Ackermann, Director

with copies (which shall not constitute notice) to:

LH Financial Services Corp.
510 Madison Avenue
Suite 1400
New York, NY 10022
Attn: Mr. Arie Rabinowitz

-and-

Rebecca Kahan Waldman, Esq.
Dechert LLP
1095 Avenue of the Americas
New York, NY 10036-6797

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date written above.

MAGNEGAS CORPORATION		Date: November 30, 2017

By:	/s/ Ermanno Santilli
Name:	Ermanno Santilli
Title:	Chief Financial Officer

ALPHA CAPITAL ANSTALT		Date: November 30, 2017

By:	/s/ Konrad Ackermann
Name:	Konrad Ackermann
Title:	Director

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